                                 EXHIBIT 20.13


                       NEWS FROM CAPITOL MULTIMEDIA, INC.
                           FOR RELEASE:  UPON RECEIPT

For more information contact:
Igor Razboff, Chairman & CEO
(301) 907-7000 ext. 804
E-mail: razboff@capitol.com


          CAPITOL MULTIMEDIA, INC. REPORTS 2ND FISCAL QUARTER RESULTS

         BETHESDA, MARYLAND, NOVEMBER 11, 1996 -- Capitol Multimedia, Inc. (Nasdaq: CDIM, CDIMW, or "the Company"), today reported that excluding one-time consolidation charges, losses for the three and six months ended September 30, 1996 amounted to $564,000 and $482,500 or $0.12 and $0.10 per share. Including the one-time consolidation charges, losses for the three and six months ended September 30, 1996 were $1,027,000 and $945,000 or $0.21 and $0.20 per share on revenues of $327,000 and $1,340,000. On a comparative pro forma basis, the Company generated net income of $253,000 and $404,500 or $0.05 and $0.08 per share on revenues of $1,029,500 and $2,073,500 for the three and six months ended September 30, 1995. Actual earnings for the three and six months ended September 30, 1995 were $2,661,000 and $2,691,500 or $0.48 and $0.49 per share.

In September 1996, the Company announced that it would be consolidating its Bethesda, Maryland headquarters with current operations in Massachusetts by the end of the calendar year. $462,500 in charges, consisting of severance benefits and fees relating to subleasing its facilities in Maryland, were recognized during the quarter ended September 1996. The Company expects to incur an additional $100,000 in expenses, the majority of which will be recognized during the quarter ended December 1996, relating to its move to Massachusetts.

         According to the Company's new Chairman and CEO, Igor Razboff: "The quarterly results cannot be attributed to a lack of performance by the Company. Its five new titles were commercially released by our licensing partners during the quarter. The poor operating results are directly attributable to widely reported problems in our industry, including a glut of CD-ROM titles and the resulting intense competition for children's animated story and adventure titles. Even though the Company's titles are distributed by Broderbund and Davidson, leading children's CD-ROM publishers, actual sales did not meet sales projections. In addition, software development revenues suffered as publishers cut back on 1997 title development. Fortunately, the Company has a very strong balance sheet and a low cost production infrastructure which should allow us to withstand what we hope are short term adverse conditions in our industry. In the near term we will concentrate our efforts on securing development contracts utilizing our excellent record of top quality production and on-time delivery."

        In July 1996, the Company announced the release of Gregory and the Hot Air Balloon and Darby The Dragon, two of its interactive animated adventures, by Broderbund Software, Inc. (Nasdaq: BROD), a leading publisher and distributor of interactive children's entertainment and educational software for both the home and school markets. These titles are part of a Broderbund line of products known as StoryQuests(TM). In September 1996, three of the Company's international folk tale titles -- Liam Finds a Story, an Irish folk tale; Sleeping Cub's Test of Courage, a Native American folk tale; and The Princess and the Crab, an Italian folk tale, were released for distribution by Davidson
& Associates, Inc., a subsidiary of CUC International, Inc. (NYSE: CU), another industry leader, under its Magic Tales(TM) product line.

        Capitol Multimedia, Inc. with offices in Bethesda, MD; Concord, MA; and St. Petersburg, Russia is a high end producer of children s animated story and adventure CD-ROM titles. The Company employs more than 150 professionals, including animators, artists, producers, software and audio engineers, writers and game designers.





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

                            CAPITOL MULTIMEDIA, INC.
                               FINANCIAL SUMMARY

                                                            THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                              SEPTEMBER  30                            SEPTEMBER  30

                                                         1996               1995                 1996              1995
                                                 ------------------------------------     ---------------------------------
                                                          ----- (unaudited)-----                 ----- (unaudited)-----

  Net sales                                             327,161          1,059,162           1,339,710          2,455,343

  Consolidation charges                                 462,566                  -             462,566                  -

  Operating income (loss)                            (1,102,438)            75,130          (1,066,301)            (9,494)

  Gain on sale of assets                                      -          2,539,820                   -          2,539,820

  Net income (loss)                                  (1,026,772)         2,660,915            (945,032)         2,691,414

  Net income (loss) per share                              (.21)               .48               (.20)                .49
  Weighted average shares outstanding                 4,832,065          5,650,842           4,832,065          5,645,442

                                                                                            SEPT  30             MARCH 31
                                                                                              1996                 1996
                                                                                       ---------------------------------------
                                                                                         -- (unaudited) --
  Current assets                                                                             4,913,785          5,502,115

  Total assets                                                                               6,632,246          7,145,485

  Total liabilities (including $462,566
  accrual for consolidation charges at
  September 30, 1996)                                                                          768,087            336,294


                          PRO FORMA FINANCIAL SUMMARY
                    (EXCLUDING PROFESSIONAL CD-i OPERATIONS)

                                                             THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                               SEPTEMBER  30                          SEPTEMBER  30
                                                 ------------------------------------     ---------------------------------
                                                         1996               1995                 1996              1995
                                                          ----- (unaudited)-----                 ----- (unaudited)-----
  Net sales                                             327,161          1,029,467           1,339,710          2,073,598

  Consolidation Charges                                 462,566                  -             462,566                  -

  Operating income (loss)                            (1,102,438)           178,887          (1,066,301)           268,352

  Net income (loss)                                  (1,026,772)           253,153            (945,032)           404,650

  Net income (loss) per share                              (.21)               .05                (.20)               .08
  Weighted average shares outstanding                 4,832,065          4,821,677           4,832,065          4,818,316





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



                           CAPITOL MULTIEMEDIA, INC.
                          CONSOLIDATED BALANCE SHEETS


                                                                                          SEPTEMBER 30         MARCH 31
                                                                                              1996               1996
                                                                                        ----------------------------------
                                                                                          (Unaudited)
 ASSETS
 Current assets:
   Cash and cash equivalents                                                             $    1,341,216     $    1,961,393
   Short-term investments                                                                     2,440,930          2,362,975
   Accounts receivable, less allowance for doubtful accounts of $6,000 and
     $12,500 at  September 30, 1996 and March 31, 1996                                          570,913            503,306

   Notes and guaranteed royalties receivable                                                    500,000            500,000
   Prepaid expenses and other current assets                                                     60,726            174,441
                                                                                        -----------------------------------
 Total current assets                                                                         4,913,785          5,502,115
 Property and equipment:

   Technical equipment                                                                        1,157,150          1,070,337

   Leasehold Improvements                                                                        24,956                  -
   Furniture and fixtures                                                                        44,163             44,163
   Other equipment                                                                              110,501             94,176
                                                                                        -----------------------------------
                                                                                              1,336,770          1,208,676
   Less: accumulated depreciation and amortization                                             (933,876)          (841,861)
                                                                                        -----------------------------------
                                                                                                402,894            366,815
 Notes and guaranteed royalties receivable                                                    1,283,086          1,244,074
 Other long-term assets                                                                          32,481             32,481
                                                                                        -----------------------------------
 Total assets                                                                            $    6,632,246     $    7,145,485
                                                                                        ===================================
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Accounts payable and accrued liabilities                                              $      656,523     $      173,019
   Unearned revenue and deferred rent                                                            21,343             66,160
                                                                                        ----------------------------------
 Total current liabilities                                                                      677,866            239,179
 Other long-term liabilities                                                                     90,221             97,115
                                                                                        ----------------------------------
 Total liabilities                                                                              768,087            336,294
 Commitments                                                                                          -                  -
 Shareholders' equity:
   Common stock, $.10 par value; 25,000,000 and 10,000,000
     shares authorized and 5,657,153 shares issued at
     September 30, 1996 and March 31, 1996                                                      565,715            565,715
   Additional paid-in capital                                                                15,817,202         15,817,202
   Accumulated deficit                                                                       (8,468,414)        (7,523,382)
                                                                                        ----------------------------------
                                                                                              7,914,503          8,859,535
 Less treasury stock, at cost, 825,088 shares at
      September 30, 1996 and March 31, 1996                                                  (2,050,344)        (2,050,344)
                                                                                        ------------------------------------
 Total shareholders' equity                                                                   5,864,159          6,809,191
                                                                                        ------------------------------------
 Total liabilities and shareholders' equity                                               $   6,632,246     $    7,145,485
                                                                                        ===================================

                            CAPITOL MULTIMEDIA, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                               SEPTEMBER 30                              SEPTEMBER 30
                                                      1996                  1995                    1996             1995
                                                  ----------------------------------          -------------------------------
                                                       -----(Unaudited)-----                       -----(Unaudited)-----
 Net sales                                              $ 327,161       $ 1,059,162            $ 1,339,710       $ 2,455,343
 Operating expenses:
   Research and development                               619,042           521,823              1,168,194         1,318,091
   Depreciation and amortization                           48,389            80,552                 92,015           266,709
   General and administrative                             299,602           381,657                683,236           880,037
   Consolidation charges                                  462,566                --                462,566                --
                                                  ----------------------------------          -------------------------------
 Total operating expenses                               1,429,599           984,032              2,406,011         2,464,837
 Operating income (loss)                               (1,102,438)           75,130             (1,066,301)           (9,494)
 Other income:
   Interest and other income, net                          75,666            99,205                135,669           214,328
   Gain on sale of assets                                      --         2,539,820                     --         2,539,820
                                                  ----------------------------------          -------------------------------
 Income (loss) before income taxes                     (1,026,772)        2,714,155               (930,632)        2,744,654
   Income taxes                                                --            53,240                 14,400            53,240
                                                  ----------------------------------          -------------------------------
 Net income (loss)                                   $ (1,026,772)      $ 2,660,915             $ (945,032)      $ 2,691,414
                                                  ==================================          ===============================
 Net income (loss) per share                                 (.21)              .48                   (.20)              .49
 Weighted average shares outstanding                    4,832,065         5,650,842              4,832,065         5,645,442


                 PRO FORM CONSOLIDATED STATEMENTS OF OPERATIONS
                    (EXCLUDING PROFESSIONAL CD-i OPERATIONS)



                                                             THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                                SEPTEMBER 30                              SEPTEMBER 30
                                                         1996              1995                      1996             1995
                                                  ----------------------------------          -------------------------------
                                                          -----(Unaudited)-----                       -----(Unaudited)-----
 Software development revenues                           280,409            498,445                 903,909         1,279,595
 Consumer software sales & royalties                      46,752            375,347                 435,801           561,387
 CD-i licensing & distribution fees                            -            155,675                       -           232,616
                                                  ----------------------------------          -------------------------------
 Net sales                                         $     327,161        $ 1,029,467           $   1,339,710       $ 2,073,598
 Operating expenses:
   Research and development                              619,042            468,400               1,168,194           980,382
   Depreciation and amortization                          48,389             29,968                  92,015            63,982
   General and administrative                            299,602            352,212                 683,236           760,882
   Consolidation charges                                 462,566                  -                 462,566                 -
                                                  ----------------------------------          -------------------------------
 Total operating expenses                              1,429,599            850,580               2,406,011         1,805,246

 Operating income (loss)                              (1,102,438)           178,887              (1,066,301)          268,352
 Other income:
   Interest and other income, net                         75,666             79,432                 135,669           144,556
                                                  ----------------------------------          -------------------------------
 Income (loss) before income taxes                    (1,026,772)           258,319                (930,632)          412,908
 Income taxes                                                  -              5,166                  14,400             8,258
                                                  ----------------------------------          -------------------------------
 Net income (loss)                                 $  (1,026,772)       $   253,153            $   (945,032)      $   404,650

 Net income (loss) per share                             (.21)               .05                    (.20)              .08
 Weighted average shares outstanding                   4,832,065          4,821,677               4,832,065         4,818,316





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